Exhibit 10.4

Beijing ForU Duoduo Information Technology Co., Ltd.

Shan Dandan, Wang Hongxin, Suzhou Zhongding No. 4 Venture Capital Center (Limited Partnership)

and

Nanjing ForU Online Electronic Commerce Co., Ltd.

Shareholders Voting Proxy Agreement

April 1, 2021

Shareholders Voting Proxy Agreement

This Shareholders Voting Proxy Agreement (the “Agreement”) is executed by and among the following Parties on April 1, 2021:

1.

Beijing ForU Duoduo Information Technology Co., Ltd. (the “WFOE”), a wholly foreign-owned company duly incorporated and validly existing under the laws of the People’s Republic of China, with its registered address at 428B, 4th floor, No.31 Fuchengmenwai Street, Xicheng District, Beijing;

2.	Shan Dandan, a Chinese citizen, her ID number being ******************;

3.	Wang Hongxin, a Chinese citizen, his ID number being ******************;

4.

Suzhou Zhongding No. 4 Venture Capital Center (Limited Partnership), a limited partnership duly incorporated and valid existing under the law of the People’s Republic of China, with its registered address at Room 207, Building 14, Dongshahu Equity Investment Center, No. 183 Suhong East Road, Suzhou Industrial Park and Zhu Yingchun as its representative of the executive partner (together with Shan Dandan and Wang Hongxin, the “Shareholders” and each a “Shareholder”);

5.

Nanjing ForU Online Electronic Commerce Co., Ltd. (the “Company”), with its registered address at2nd floor, Zone B, Building 1, Guorui building, No. 359 Jiangdong Middle Road, Jianye District, Nanjing .

(In this Agreement, the above parties are individually referred to as a “Party” and collectively referred to as the “Parties”.)

Whereas,

1.

Shan Dandan, Wang Hongxin, Suzhou Zhongding No. 4 Venture Capital Center (Limited Partnership) are all the existing Shareholders of the Company, jointly holding 100% of the equity interest in the Company; and

2.

The Shareholders intend to entrust the individual designated by the WFOE with the exercise of their voting rights in the Company and the WFOE consents to designate such individual for the entrustment hereunder.

NOW, THEREFORE, the Parties, after friendly negotiations, hereby agree below:

1.	Voting Right Entrustment

1.1

The Shareholders hereby irrevocably undertake that they shall execute a Power of Attorney (in the format set forth in Annex I to this Agreement, hereinafter referred to as the “Power of Attorney”) upon the execution of this Agreement, entrusting the individual then designated by the WFOE (hereinafter, the “Agent”) to exercise the following rights entitled to them pursuant to the then-effective articles of association of the Company (collectively the “Entrusted Rights”) as the sole agent and attorney of the shareholders:

(1)	Attending shareholders’ meetings of the Company as proxy of the Shareholders (including but not limited to extraordinary shareholders’ meetings);

(2)

Exercising voting rights on behalf of the Shareholders on all issues (including but not limited to appointment and election of the legal representative, directors, supervisors, general manager , deputy general managers, officer in charge of finance and other senior management of the Company) required to be discussed and resolved by the shareholders’ meeting, and selling, transferring or pledging all or part of the shareholders’ equity in the Company;

(3)	Proposing to convene shareholders’ meetings (including but not limited to extraordinary shareholders’ meetings); and

(4)	Other shareholder rights under the articles of association of the Company (including such other shareholder rights as provided after amendment to such articles of association).

1.2

When a written notice is issued by the WFOE to the Shareholders with respect to the removal of the Agent, the Shareholders shall immediately entrust any other individual then designated by the WFOE to exercise the Entrusted Rights and withdraw the Power of Attorney hereby granted to the Agent. The new Power of Attorney shall supersede the previous one once it is executed. Except for the above circumstances, the Shareholders shall not revoke the authorization and entrustment to the Agent.

1.3

The Agent shall perform the entrusted obligations lawfully with diligence and duty of care within the authorization scope hereunder. The Shareholders shall acknowledge and be liable to any legal consequences arising from the Agent’s exercise of the aforesaid Entrusted Rights. All acts of the Agent in respect of the Company’s equity shall be deemed to be acts of the Shareholders, and all documents signed by the Agent shall be deemed to have been signed by the Shareholders, which the Shareholders shall recognize. During the term of this Agreement and the Power of Attorney, the Shareholders hereby waive all rights granted to the individual designated by the WFOE in respect of their equity by this Agreement and the Power of Attorney, who shall not exercise such rights by themselves.

1.4

The Shareholders hereby acknowledge that in exercising the aforesaid Entrusted Rights, the Agent is not required to seek the prior opinions of the Shareholders, provided that an advance notice shall be given. The Agent shall inform the Shareholders in a timely manner of any resolution or proposal on convening a shareholders’ meeting (including but not limited to an extraordinary shareholders’ meeting).

1.5

The Shareholders agree that, the WFOE has the right to delegate or assign its rights relating to the above matters to any other person or entity at its discretion without prior notice to or consent from the Shareholders.

2.	Right to Information

For the purpose of exercising the Entrusted Rights hereunder, the Agent is entitled to have access to the information including the Company’s operation, business, clients, finance, staff, etc. and access to relevant materials of the Company. The Company shall fully cooperate with the Agent in this regard.

3.	Exercise of Entrusted Rights

3.1.

The Shareholders shall provide sufficient assistance to the Agent for its exercise of the Entrusted Rights, including prompt execution of the resolutions of the shareholders’ meeting of the Company or other related legal documents made by the Agent when necessary (e.g., when the submission of such documents is necessary for the approval of, or registration or filing with government authorities). If any government department requires the relevant documents to be executed by the Shareholders themselves, the Shareholders shall execute such documents and take corresponding actions as instructed by the Agent.

3.2.

If at any time within the term of this Agreement, the granting or exercise of the Entrusted Rights hereunder is unenforceable for any reason (except for default by the Shareholders or the Company), the Parties shall immediately seek a most similar substitute for the provision unenforceable and, if necessary, enter into a supplementary agreement to amend or adjust the provisions herein, so as to ensure the fulfillment of the purpose hereof.

4.	Exemption and Indemnification

4.1.

The Parties acknowledge that the WFOE shall not be required to be liable for or make any economic or other indemnification to any other Party hereto or any third party as a result of the exercise of the Entrusted Rights hereunder by the individual who is designated by the WFOE.

4.2.

The Company and the Shareholders agree to indemnify and hold harmless the WFOE against all losses which it suffers or may suffer in connection with the Agent’s exercise of the Entrusted Rights, including but not limited to, any loss resulting from any litigation, demand, arbitration, claim initiated by any third party against them, and losses from administrative investigation or penalty by government authorities. However, losses suffered as a result of the intentional misconduct or gross negligence of the WFOE and/or the Agent shall not be indemnified.

5.	Representations and Warranties

5.1.	The Shareholders hereby respectively represent and warrant as follows:

5.1.1.	The Shareholders are Chinese natural persons and/or enterprises with full capacity and with full and independent legal status and legal capacity, and may act independently as a subject of actions.

5.1.2.

The Shareholders have full power and authority to execute and deliver this Agreement and all other documents to be entered into by them which are related to the transaction contemplated hereunder, as well as to consummate such transaction.

5.1.3.

This Agreement shall be duly and lawfully executed and delivered by the Shareholders and shall constitute the legal and binding obligations, enforceable against them in accordance with the terms hereof.

5.1.4.

The Shareholders are the registered lawful shareholders of the Company as of the effective date hereof, and except the rights created by this Agreement, the Equity Interest Pledge Agreement (as may be amended from time to time) between the Shareholders and the WFOE and the Exclusive Option Agreement among the Shareholders, the Company and the WFOE, both dated April 1, 2021, there is no third party rights on the Entrusted Rights. Pursuant to this Agreement, the Agent may completely and sufficiently exercise the Entrusted Rights in accordance with the then-effective articles of association of the Company.

5.2.	The WFOE and the Company hereby respectively represent and warrant as follows:

5.2.1.

each of them is a limited liability company duly registered and validly existing under the PRC laws, with an independent corporate personality, and has full and independent legal status and legal capacity to execute, deliver and perform this Agreement and may act independently as a subject of actions.

5.2.2.

each of them has the full internal power and authority to execute and deliver this Agreement and all other documents to be entered into by it related to the transaction contemplated hereunder, and has the full power and authority to consummate such transaction hereunder.

5.3.

The Company further represents and warrants that the Shareholders are all the registered lawful shareholders of the Company as of the effective date of this Agreement. Pursuant to this Agreement, the Agent may completely and sufficiently exercise the Entrusted Rights in accordance with the then-effective articles of association of the Company.

6.	Confidentiality

6.1.	Irrespective of whether this Agreement has been terminated, each of the Parties shall maintain in strict confidence the following information:

(1)	The execution and performance of this Agreement and the content of this Agreement;

(2)

The trade secrets, proprietary information and customer information about the WFOE coming into its knowledge during the entry into and performance of this Agreement. (Hereinafter collectively referred to as “Confidential Information”).

Each Party may use such Confidential Information only for the purpose of fulfilling its obligations hereunder. Without the written permission of the other Party, no Party may disclose the above-mentioned Confidential Information to any third party, or it shall bear the liability for breach of contract and compensate for the losses of the other Party.

6.2.

After the termination of this Agreement, each Party shall return, destroy or otherwise deal with all documents, materials or software containing Confidential Information, and stop using such Confidential Information, at the request of the other Party.

6.3.	Notwithstanding any other provisions hereof, the validity of this section shall not be affected by any suspension or termination of this Agreement.

7.	Term

7.1.

This Agreement becomes effective on the date of due execution by the Parties hereto, and shall continue in force until it is terminated in advance by written agreement of the Parties or automatically terminated in accordance with the provisions of Section 7.2 hereof or early terminated in accordance with the provisions of Section 9.1 hereof.

7.2.

This Agreement will be automatically terminated when the equity in the Company is fully transferred to the WFOE in accordance with the Exclusive Option Agreement executed by the Parties on April 1, 2021.

7.3.

If any Shareholder has transferred all its equity in the Company with the prior consent of the WFOE, such Party will cease to be a party to this Agreement, but the obligations and undertakings of the other Parties hereunder will not be affected thereby.

8.	Notice

All notices and other communications required or permitted to be given pursuant to this Agreement shall be delivered personally or sent by registered mail, prepaid postage, a commercial courier service or facsimile transmission to the address of such Party set forth below. The dates on which notices shall be deemed to have been effectively given shall be determined as follows:

Notices given by personal delivery, courier service, registered mail or prepaid postage shall be deemed effectively given on the date of delivery.

Notices given by facsimile transmission shall be deemed effectively given on the date of successful transmission (as evidenced by an automatically generated confirmation of transmission).

For the purpose of notices, the addresses of the Parties are as follows:

Beijing ForU Duoduo Information Technology Co., Ltd.

Address: Room 306, 3rd floor, Zone B, Building 1, Guorui Building, No. 359

Jiangdong Middle Road, Jianye District, Nanjing.

Recipient: Shan Dandan

Email: ******************

Shan Dandan

Address: Room 306, 3rd floor, Zone B, Building 1, Guorui Building, No. 359

Jiangdong Middle Road, Jianye District, Nanjing

Email: ******************

Wang Hongxin

Address: Room 306, 3rd floor, Zone B, Guorui Building, No. 359

Jiangdong Middle Road, Jianye District, Nanjing

Email: ******************

Suzhou Zhongding No. 4 Venture Capital Center (Limited Partnership)

Address: Block C, 7th floor, East Hope Building, No. 1777 Century Avenue,

Shanghai

Recipient: Huang Xun

Tel: ******************

Email: ******************

Nanjing ForU Online Electronic Commerce Co., Ltd.

Address: Room 306, 3rd floor, Zone B, Building 1, Guorui Building, No. 359

Jiangdong Middle Road, Jianye District, Nanjing

Recipient: Shan Dandan

Email: ******************

Any Party may at any time change its address for notices by a notice delivered to the other Party in accordance with the terms hereof.

9.	Default Liabilities

9.1.

The Parties agree and acknowledge that, if any Party (hereinafter the “Defaulting Party”) commits material breach of any provision hereof, or materially fails to perform any obligation hereunder, such breach or failure shall constitute a default under this Agreement (hereinafter a “Default”), then the non-defaulting Party (hereinafter the “Non-defaulting Party”) shall be entitled to demand the Defaulting Party to rectify such Default or take remedial measures within a reasonable period. If the Defaulting Party fails to rectify such Default or take remedial measures within such reasonable period or within 15 days following the written notice issued by the Non-defaulting Party and the rectification requirement, the Non-defaulting Party shall be entitled to decide to, at its discretion: (1) dissolve this Agreement and require the Defaulting Party to indemnify all the damages; or (2) require the performance of the obligations hereunder and require the Defaulting Party to indemnify all the damages.

9.2.

The Parties agree and acknowledge that, notwithstanding the provisions of Section 9.1 above, the Shareholders or the Company shall in no circumstance be entitled to demand for termination of this Agreement in advance unless otherwise provided by law.

9.3.	Notwithstanding any other provisions herein, the validity of this section shall survive the dissolution or termination of this Agreement.

10.	Miscellaneous

10.1.	This Agreement is made in Chinese in duplicate , and an electronic executed copy of this Agreement shall have the same legal effect as the original executed copy.

10.2.	The execution, effectiveness, performance, amendment, construction and termination of this Agreement shall be governed by the laws of the PRC.

10.3.

Any dispute arising from and in connection with this Agreement shall be settled through consultations among the Parties, and if the Parties fail to reach an agreement regarding such dispute within 30 days upon its occurrence, such dispute shall be submitted to China International Economic and Trade Arbitration Commission for arbitration in Beijing in accordance with the arbitration rules thereof. The arbitral award shall be final and binding on all the Parties.

10.4.

Any rights, powers and remedies granted to any Party by any provision herein shall not preclude any other rights, powers and remedies available to such Party in accordance with laws and other provisions under this Agreement, and a Party’s exercise of any of its rights, powers and remedies shall not preclude its exercise of other rights, powers and remedies.

10.5.

No failure or delay by a Party in exercising any right, power or remedy under this Agreement or laws (“Party’s Rights”) shall result in a waiver of such rights; and no single or partial waiver by a Party of the Party’s Rights shall preclude such Party from exercising such rights in any other way or exercising the remaining part of the Party’s Rights.

10.6.	The section headings herein are inserted for convenience of reference only and shall in no event be used in or affect the interpretation of the provisions hereof.

10.7.

Each provision contained herein shall be severable and independent of any other provisions hereof, and if at any time any one or more provisions hereof become invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof shall not be affected thereby.

10.8.	Any amendment or supplement to this Agreement shall be made in writing and shall take effect only when properly signed by the Parties hereto.

10.9.	No shareholder or the Company may assign any of its rights and/or obligations hereunder to any third party without the written consent of the WFOE.

10.10.	This Agreement shall be binding on the legal successors of the Parties.

[No text below]

(No text on this page, this being a signature page to the Shareholders Voting Proxy Agreement)

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed at the place and as of the date first above written.

Beijing ForU Duoduo Information Technology Co., Ltd.

(seal)

Authorized signatory: /s/ Shan Dandan

(No text on this page, this being a signature page to the Shareholders Voting Proxy Agreement)

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed at the place and as of the date first above written.

Shan Dandan

By: /s/ Shan Dandan

(No text on this page, this being a signature page to the Shareholders Voting Proxy Agreement)

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed at the place and as of the date first above written.

Wang Hongxin

By: /s/ Wang Hongxin

(No text on this page, this being a signature page to the Shareholders Voting Proxy Agreement)

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed at the place and as of the date first above written.

Suzhou Zhongding No. 4 Venture Capital Center (Limited Partnership)

(seal)

Authorized signatory: /s/ Zhu Yingchun

(No text on this page, this being a signature page to the Shareholders Voting Proxy Agreement)

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed at the place and as of the date first above written.

Nanjing ForU Online Electronic Commerce Co., Ltd.

(seal)

Authorized signatory: /s/ Shan Dandan

Annex I

Power of Attorney

This Power of Attorney (hereinafter referred to as the “Power of Attorney”) was signed by [name of Existing Shareholder] (ID number/unified social credit code: [                ]) on [                ], [                ] and issued to [                ] (ID number: [                ] (the “Agent”) designated by Beijing ForU Duoduo Information Technology Co., Ltd.. (the “WFOE”).

I/the company/the partnership, hereby grant the Agent the full right to, as the agent of me/the company/the partnership and in the name of me/the company/the partnership, exercise all rights of me/the company/the partnership as the shareholder of Nanjing ForU Online Electronic Commerce Co., Ltd. (hereinafter, the “Company”), including but not limited to:

(1)	Attending shareholders’ meetings (including but not limited to extraordinary shareholders’ meetings) of the Company as Agent of me/the company/the partnership;

(2)

Exercising voting rights on behalf of me/the company/the partnership on all issues (including but not limited to appointment and election of the legal representative, directors, supervisors, general manager, deputy general managers, officer in charge of finance and other senior management of the Company) required to be discussed and resolved at shareholders’ meetings, and selling, transferring or pledging all or part of the equity held by me/the company/the partnership in the Company;

(3)	Proposing to convene shareholders’ meetings (including but not limited to extraordinary shareholders’ meetings) of the Company as Agent of me/the company/the partnership;

(4)

As Agent of me/the company/the partnership, exercising the other shareholder rights under the articles of association of the Company (including such other shareholder rights as provided after amendment to such articles of association).

I/the Company/the partnership, hereby irrevocably acknowledges that unless the WFOE directs me/the company/the partnership to change the Agent, this Power of Attorney shall continue in force from the signing date hereof until the expiration or premature termination of the Shareholders Voting Proxy Agreement dated [                ], 2021 by and among the WFOE, the Company and its shareholders.

I/the Company/the partnership acknowledges and is liable to any legal consequences arising from the Agent’s exercise of the aforesaid Entrusted Rights. All acts of the Agent in respect of the Company’s equity shall be deemed to be acts of me/the company/the partnership, and all documents signed by the Agent shall be deemed to have been signed by me/the company/the partnership, which I/the company/the partnership agrees to recognize. During the term of this Power of Attorney, I/the company/the partnership hereby waives all rights granted to the Agent in respect of my equity by this Power of Attorney, which I/the company/the partnership shall not exercise by myself.

It is hereby authorized.
[Name of Existing Shareholder]
(signature/seal)
Authorized signatory:____________

Date: ____